                                  EXHIBIT 99.1

[LOGO]                   FHP INTERNATIONAL CORPORATION
                              9900 TALBERT AVENUE
                       FOUNTAIN VALLEY, CALIFORNIA 92708

                                                                     May 6, 1994

Dear Fellow Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of FHP International Corporation ("FHP") to be held at 4:00 p.m. Pacific Time on June 10, 1994 at FHP Hospital, 9920 Talbert Avenue, Fountain Valley, California. At the Special Meeting you will be asked to consider and to vote on a proposal to approve and adopt:

    (a) the Agreement and Plan of Merger, dated as of March 3, 1994, as amended (the "Merger Agreement"), among FHP, FHP Sub, Inc. a wholly owned subsidiary of FHP ("FHP Sub"), and TakeCare, Inc. ("TakeCare") and the transactions contemplated thereby, pursuant to which TakeCare, a managed health care company that operates health maintenance organizations in California, Colorado, Illinois and Ohio, will be merged with and into FHP Sub (the "Merger"); and

    (b) amendments (the "Proposed Amendments") to FHP's Restated Certificate of Incorporation to increase the authorized number of shares of FHP common stock and FHP preferred stock.

TakeCare stockholders will also consider approval and adoption of the Merger Agreement and the transactions contemplated thereby at their separate meeting to be held on June 10, 1994.

    The Merger Agreement provides for the conversion of each share of TakeCare common stock into the right to receive, without interest, 1.6 shares of Series A Cumulative Convertible Preferred Stock of FHP; plus, subject to reduction in the event TakeCare's expenses in connection with the Merger exceed $3 million, 1.12 shares of Series B Adjustable Rate Cumulative Preferred Stock of FHP or, if the holder of such share so elects, an amount in cash equal to $28.00 per share of TakeCare common stock; plus 0.41379 of a share of FHP common stock (subject to certain adjustments for changes in the market price of FHP common stock). The Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus. The Board of Directors of FHP believes the Merger is in the best interests of FHP and its stockholders and unanimously recommends that you vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby and for adoption of the Proposed Amendments. The enclosed Joint Proxy Statement/Prospectus explains in detail the terms of the Merger, the Merger Agreement and the Proposed Amendments. Also enclosed is a form of proxy solicited by the Board of Directors in connection with the Special Meeting. Please carefully review and consider all of this information.

    Whether or not you expect to attend the Special Meeting, it is very important that your shares be represented, and it would therefore be helpful if you would return your signed and dated proxy promptly; please use the enclosed postage prepaid envelope to return the executed proxy card. If you attend the Special Meeting, you may revoke the proxy at that time by voting in person. If you have any questions regarding the proposed transaction, please call Georgeson & Company, Inc., our proxy solicitation agent, toll free at (800) 223-2064 or collect at (212) 509-6240.

                                          Sincerely,
                                          [Sig]

                                          Robert Gumbiner
                                          CHAIRMAN OF THE BOARD

[LOGO]                   FHP INTERNATIONAL CORPORATION
                              9900 TALBERT AVENUE
                       FOUNTAIN VALLEY, CALIFORNIA 92708

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    A Special Meeting of the Stockholders of FHP International Corporation ("FHP") will be held at FHP Hospital, 9920 Talbert Avenue, Fountain Valley, California on June 10, 1994 at 4:00 p.m., Pacific Time to consider and to vote on a proposal to approve and adopt:

    (a) the Agreement and Plan of Merger, dated as of March 3, 1994, as amended (the "Merger Agreement"), among FHP, FHP Sub, Inc., a wholly owned subsidiary of FHP ("FHP Sub"), and TakeCare, Inc. ("TakeCare"), and the transactions contemplated thereby, pursuant to which, among other things, TakeCare will be merged with and into FHP Sub (the "Merger"); and

    (b) amendments (the "Proposed Amendments") to FHP's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of FHP from 70,000,000 to 100,000,000 and the authorized number of shares of preferred stock of FHP from 5,000,000 to 40,000,000.

The Merger Agreement  and the form  of the Proposed  Amendments are included  as
Exhibits    A   and   F,    respectively,   to   the    enclosed   Joint   Proxy
Statement/Prospectus.

    The terms and conditions of the proposed Merger are described in the accompanying Joint Proxy Statement/Prospectus.

    All stockholders of record at the close of business on May 5, 1994 are entitled to notice of the Special Meeting. Only holders of record of FHP common stock at the close of business on such record date are entitled to vote at the Special Meeting. Each share of FHP common stock will entitle the holder to one vote at the Special Meeting.

    All stockholders who are entitled to vote, even if they now plan to attend the Special Meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Stockholders present at the meeting may withdraw their proxy and vote personally on each matter brought before the Special Meeting.

                                          By Order of the Board of Directors
                                          [Sig]

                                          Michael J. Weinstock
                                          SECRETARY

May 6, 1994

PROXY                    FHP INTERNATIONAL CORPORATION                     PROXY

                 SPECIAL MEETING OF STOCKHOLDERS JUNE 10, 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF FHP INTERNATIONAL CORPORATION

     The undersigned hereby appoints Westcott W. Price III, Mark B. Hacken and Jack D. Massimino proxyholders with full power of substitution to vote for the undersigned at the Special Meeting of Stockholders of FHP International Corporation ("FHP") to be held on June 10, 1994, and at any adjournments thereof, with respect to the following matters, which are more fully described in the Joint Proxy Statement/Prospectus dated May 6, 1994, receipt of which is hereby acknowledged.


   (Please specify your choice on each proposal, date and sign on the reverse side of this card and return it in the enclosed envelope)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends that you vote FOR Proposal 1 and FOR
Proposal 2.

(1) To approve and adopt the Agreement and Plan of Merger, dated as of March 3, 1994, as amended, among FHP, FHP Sub, Inc., a wholly-owned subsidiary of FHP, and TakeCare, Inc., and the transactions contemplated thereby.

     FOR / /     AGAINST / /     ABSTAIN / /

(2) To amend FHP's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of FHP from 70,000,000 to 100,000,000 and the authorized number of shares of preferred stock of FHP from 5,000,000 to 40,000,000.

     FOR / /     AGAINST / /     ABSTAIN / /

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED CONFERS UPON THE PROXYHOLDER HEREIN APPOINTED DISCRETION TO ACT UPON ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     ------------

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees or guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                             NOTICE TO PARTICIPANTS
                                     IN THE
                         FHP INTERNATIONAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

Ladies and Gentlemen:

    As a participant in the FHP International Corporation ("FHP") Employee Stock Ownership Plan (the "Plan"), you have certain rights in stock of FHP. This entitles you to exercise "voting rights" as described below.

    At a Special Meeting of the Stockholders of FHP to be held on June 10, 1994 at FHP Hospital, 9920 Talbert Avenue, Fountain Valley, California, stockholders will be asked to vote on the Agreement and Plan of Merger, dated as of March 3, 1994, as amended (the "Merger Agreement"), among FHP, FHP Sub, Inc., a wholly-owned subsidiary of FHP, and TakeCare, Inc., and the transactions contemplated thereby and on amendments (the "Proposed Amendments") to FHP's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of FHP from 70,000,000 to 100,000,000 and the authorized number of shares of preferred stock of FHP from 5,000,000 to 40,000,000. The Joint Proxy Statement/Prospectus for the Special Meeting and related materials (the "Proxy Materials") are enclosed. Please be sure to review this Notice describing your voting rights and the Proxy materials and return the enclosed voting instruction card as described below no later than June 8, 1994.

    Wells Fargo Bank is the trustee (the "Trustee") of the Plan and holds all shares of stock of FHP now in the Plan (the "Shares"). The Plan requires the Trustee to solicit voting instructions from you and to vote the Shares in accordance with your instructions. Under the Plan, you are designated as a "named fiduciary" for voting purposes and, as a named fiduciary, you are entitled to instruct the Trustee as to how to vote (1) all Shares allocated to your Plan account (including your shares in the FHP Stock Fund) and (2) a proportionate number of unallocated Shares held by the Plan for future allocation to participants' accounts. You may direct the Trustee to vote both the allocated and unallocated Shares by completing, signing and returning the enclosed voting instruction card. If you want your voting instructions to be limited only to the shares allocated to your account, you should mark the box on the instruction card labelled "ALLOCATED SHARES ONLY."

    You should understand that by signing and returning the enclosed instruction card, you are accepting the designation as a named fiduciary of the Plan. Accordingly, you should exercise your voting rights prudently and, with respect to unallocated Shares, in a manner intended to benefit all participants.

CONFIDENTIAL INSTRUCTIONS

    For your information, as explained in the Proxy Materials, the Board of Directors recommends a vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby and FOR approval of the Proposed Amendments. However, the Trustee makes no recommendation with respect to your voting decisions. IN YOUR COMPLETE DISCRETION, YOU MAY FOLLOW THE BOARD'S RECOMMENDATION OR YOU MAY VOTE DIFFERENTLY ON ANY OR ALL ISSUES. As provided in the Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

COMPLETING YOUR VOTING

    American Stock Transfer & Trust Company has been asked to receive and tabulate your voting instructions to the Trustee. In order for your voting instructions to the Trustee to be effective, you must complete, sign and date the enclosed instruction card and return it to American Stock Transfer & Trust Company in the enclosed pre-addressed envelope. Your instruction card must be received no later than the close of business on June 8, 1994.

HOW THE VOTES ARE COUNTED

    IF THE TRUSTEE RECEIVES AN INSTRUCTION CARD FROM YOU ON TIME, IT WILL VOTE YOUR ALLOCATED SHARES AND A PROPORTIONATE SHARE OF THE UNALLOCATED SHARES AS YOU INSTRUCT. IF THE TRUSTEE DOES NOT RECEIVE AN INSTRUCTION CARD FROM YOU ON TIME, THE TRUSTEE WILL NOT VOTE YOUR ALLOCATED SHARES AND WILL VOTE YOUR PROPORTIONATE SHARE OF THE UNALLOCATED SHARES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE OTHER PARTICIPANTS WHO PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE. IF YOU SIGN AND TIMELY RETURN AN INSTRUCTION CARD WITHOUT INDICATING A VOTE, THE TRUSTEE WILL VOTE YOUR ALLOCATED SHARES AND YOUR PROPORTIONATE SHARE OF THE UNALLOCATED SHARES IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS LISTED ABOVE.

    As an example of proportionate voting of unallocated Shares, assume on a particular issue the Trustee receives a total of 40 "FOR" votes and 60 "AGAINST" votes from all of the participants who complete and return instruction cards on time. The Trustee will vote 40% of the unallocated Shares as a "FOR" vote and 60% of the unallocated Shares as an "AGAINST" vote on that issue.

Dated: May 6, 1994

INSTRUCTION       VOTING INSTRUCTIONS TO TRUSTEE             INSTRUCTION
   CARD                                                         CARD

           FOR THE SPECIAL MEETING OF STOCKHOLDERS -- JUNE 10, 1994
                THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS
          FROM THE PARTICIPANTS IN THE FHP INTERNATIONAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

     The undersigned participant in the FHP International Corporation ("FHP") Employee Stock Ownership Plan (the "Plan") hereby instructs Wells Fargo Bank (the "Trustee"), to vote all shares of common stock of FHP allocated to the accounts of the undersigned under the Plan and a proportionate number of shares not yet allocated to the participant's accounts (the "Shares") in accordance with the instructions on this card, and to act in its discretion upon such other business as may properly come before the meeting, and to represent the undersigned at the Special Meeting of Stockholders of FHP to be held on June 10, 1994, and at any adjournment thereof.

               PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO PLAN PARTICIPANTS BEFORE COMPLETING AND MAILING THIS CARD.

   (Please specify your choice on each proposal, date and sign on the reverse side of this card, and return it in the enclosed envelope.)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

(1) To approve and adopt the Agreement and Plan of Merger, dated as of March 3, 1994, as amended, among FHP, FHP Sub, Inc., a wholly-owned subsidiary of FHP, and TakeCare, Inc., and the transactions contemplated thereby.

     FOR / /     AGAINST / /     ABSTAIN / /

(2) To amend FHP's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of FHP from 70,000,000 to 1000,000,000 and the authorized number of shares of preferred stock of FHP from 5,000,000 to 40,000,000.

     FOR / /     AGAINST / /     ABSTAIN / /

THE SHARES WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THE SHARES
WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED CONFERS UPON THE TRUSTEE OR ITS DESIGNEE DISCRETION TO ACT
UPON ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting of Stockholders dated May 6, 1994; (ii) the Joint Proxy Statement/Prospectus dated May 6, 1994; and (iii) the Notice to Participants in the FHP International Corporation Employee Stock Ownership Plan dated May 6, 1994.

SIGNATURE(S)                                                    DATE
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[  ] ALLOCATED SHARES ONLY